Exhibit 11.1



                                 ORTHOLOGIC CORP


       STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER WEIGHTED AVERAGE
                     NUMBER OF COMMON SHARES OUTSTANDING (1)

                    (In thousands, except per share amounts)

                                                            Three Months Ended                   Six Months Ended
                                                                 June 30,                            June 30,
                                                      --------------------------------    --------------------------------
                                                          1996              1995              1996              1995
                                                      --------------    --------------    --------------    --------------

Net income (loss)                                          $1,480             ($632)           $2,415           ($1,568)
                                                      ==============    ==============    ==============    ==============

Common shares outstanding at end of period                 24,981            14,978            24,981            14,978

Adjustment to reflect weighted average for
shares issued during the period                            (1,588)               (2)           (3,472)             (342)

Assuming conversion of stock options and warrants
                                                            1,376               ---             1,225               ---
                                                      --------------    --------------    --------------    --------------

Weighted average number of common shares
outstanding, as adjusted                                   24,769            14,976            22,734            14,636
                                                      ==============    ==============    ==============    ==============

Net loss per weighted average number of
common shares outstanding                                   $0.06            ($0.04)            $0.11            ($0.11)
                                                      ==============    ==============    ==============    ==============

(1) The common shares outstanding have been adjusted for a 2 for 1 stock split in the form of a 100 percent common share dividend for all periods presented.